As filed with the Securities and Exchange Commission on December 12, 2000
                                                      Registration No. 333-
==============================================================================
                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                       -----------------------------


                                  FORM S-8
                           REGISTRATION STATEMENT
                                   Under
                         The Securities Act of 1933

                       -----------------------------

                                COACH, INC.
           (Exact name of registrant as specified in its charter)

                       -----------------------------


             MARYLAND                                  52-2242751
   (State or Other Jurisdiction                     (I.R.S. Employer
 of Incorporation or Organization)                Identification Number)

                            516 WEST 34TH STREET
                             NEW YORK, NY 10001
                  (Address of Principal Executive Offices)

                   COACH, INC. 2000 STOCK INCENTIVE PLAN
             COACH, INC. 2000 NON-EMPLOYEE DIRECTOR STOCK PLAN
              COACH, INC. EXECUTIVE DEFERRED COMPENSATION PLAN
 COACH, INC. NON-QUALIFIED DEFERRED COMPENSATION PLAN FOR OUTSIDE DIRECTORS
                          (Full title of the Plan)

                           CAROLE P. SADLER, ESQ.
            SENIOR VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                                COACH, INC.
                            516 WEST 34TH STREET
                             NEW YORK, NY 10001
                               (212) 594-1850
(Name, Address and Telephone Number, Including Area Code, of Agent for Service)

                       -----------------------------

                                 COPIES TO:

                       CHARLES W. MULANEY, JR., ESQ.
              SKADDEN, ARPS, SLATE, MEAGHER & FLOM (ILLINOIS)
                           333 WEST WACKER DRIVE
                             CHICAGO, IL 60606
                               (312) 407-0700

                       -----------------------------


                                          CALCULATION OF REGISTRATION FEE
=====================================================================================================================
                                                                  PROPOSED MAXIMUM   PROPOSED MAXIMUM     AMOUNT OF
             TITLE OF SECURITIES                 AMOUNT TO BE      OFFERING PRICE   AGGREGATE OFFERING  REGISTRATION
               TO BE REGISTERED                   REGISTERED       PER SHARE (1)        PRICE (1)          FEE (2)
---------------------------------------------------------------------------------------------------------------------
       Common Stock
       par value $0.01 per share..............     4,328,569 (3)         $24.91 (6)       $107,824,654        $28,466

       Common Stock,
       par value $0.01 per share..............     3,171,431 (4)         $16.00 (7)        $50,742,896        $13,396

       Total..................................     7,500,000 (5)                 --       $158,567,550        $41,862
----------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee.
(2) The registration fee has been calculated pursuant to Section 6(b) of the Securities Act.
(3) Includes 2,144,361 shares of common stock, par value $0.01 per share of Coach, Inc. (the "Common Stock") under the 2000 Stock Incentive Plan
    (the "2000 Plan"); 69,813 shares of Common Stock under the 2000
    Non-Employee Director Stock Plan (the "2000 Non-Employee Plan");
    526,157 shares of Common Stock under the Executive Deferred
    Compensation Plan; 10,000 shares of Common Stock under the
    Non-Qualified Deferred Compensation Plan for Outside Directors; 33,575 shares of Common Stock underlying service-based restricted stock units that were granted to employees in connection with the initial public offering of Coach, Inc. (the "IPO") and governed by the 2000 Plan;
    1,324,623 shares of Common Stock underlying options granted to employees in connection with the IPO and governed by the 2000 Plan; and 220,040 shares of Common Stock underlying options that may be granted to employees, subject to the surrender and cancellation of previously granted options to purchase Sara Lee Corporation common stock.
(4) Includes 3,156,431 shares of Common Stock underlying options granted to officers and employees in connection with the IPO under the 2000
    Plan and 15,000 shares of Common Stock underlying options granted to non-employee directors in connection with the IPO under the 2000 Non-
    Employee Plan.
(5) This Registration Statement covers, in addition to the total amount of securities to be registered, such additional and indeterminable number of shares of Common Stock as may become issuable due to adjustments for changes resulting from stock dividends, stock splits and similar changes.
(6) In accordance with Rules 457(c) and (h) under the Securities Act of
    1933, as amended (the "Securities Act"), solely for the purpose of calculating the registration fee, the maximum offering price per share is based on the average of the high and low sale prices for a share of Common Stock on the Composite Tape of the New York Stock Exchange on
    December 8, 2000.
(7) The maximum offering price per share is computed upon the basis of the price at which the options may be exercised.



                                   PART I

            INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

               Coach, Inc., a Maryland corporation (the "Company"), will send or give the documents containing the information specified in Part I of Form S-8 to employees as specified by the Securities and Exchange Commission Rule 428(b)(1) under the Securities Act. Pursuant to Rule 424 of the Securities Act, the Company is not required to file these documents with the Securities and Exchange Commission (the "Commission") as a part of this Registration Statement or as prospectuses or prospectus supplements.


                                  PART II

             INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.        INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

               The following documents previously filed with the Commission by the Company, pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated by reference in this Registration Statement (Commission file number 1-16153):

               (1) The Company's prospectus, dated October 4, 2000, filed with the Commission on October 5, 2000, pursuant to Rule 424(b) under the Securities Act and which constitutes a part of the Company's registration statement on Form S-1 (Registration No. 333-39502) (the "S-1 Prospectus").

               (2) The Company's quarterly report on Form 10-Q for the quarter ended September 30, 2000, filed with the Commission on November 14, 2000.

               (3) The description of the Common Stock contained in the S-1 Prospectus under "Description of Capital Stock," which is also incorporated by reference in the Company's registration statement on Form 8-A, dated September 27, 2000, which was filed with the Commission pursuant to Section 12(b) of the Exchange Act.

               All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.        DESCRIPTION OF SECURITIES.

               Not applicable.

ITEM 5.        INTERESTS OF NAMED EXPERTS AND COUNSEL.

               Not applicable.

ITEM 6.        INDEMNIFICATION OF DIRECTORS AND OFFICERS.

               Section 2-418 of the Maryland General Corporation Law permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment as material to the cause of action. The Company's charter contains such a provision which eliminates directors' and officers' liability to the maximum extent permitted by Maryland law.

               The Company's charter authorizes it and its bylaws obligate it, to the maximum extent permitted by Maryland law, to indemnify any present or former director or officer or any individual who has agreed to become a director or officer or who, while a director or officer of the Company and at the request of the Company, serves or has served another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or other enterprise as a director, officer, partner or trustee from and against any claim or liability to which that person may become subject or which that person may incur by reason of his or her status as a present or former director or officer, or a person who has agreed to become a director or officer, of the Company and to pay or reimburse their reasonable expenses in advance of final disposition of a proceeding. The charter and bylaws also permit the Company to indemnify and advance expenses to any person who served a predecessor of the Company in any of the capacities described above and any employee or agent of the Company or a predecessor of the Company.

               Maryland law requires a corporation (unless its charter provides otherwise, which the Company's charter does not) to indemnify a director or officer who has been successful in the defense of any proceeding to which he is made a party by reason of his service in that capacity. Maryland law permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that
(a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (1) was committed in bad faith or
(2) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, under Maryland law, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. In addition, Maryland law permits a corporation to advance reasonable expenses to a director or officer upon the corporation's receipt of (a) a written affirmation by the director officer of his good faith belief that he has met the standard of conduct necessary for indemnification by the corporation and (b) a written undertaking by him or on his behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the standard of conduct was not met.

ITEM 7.        EXEMPTION FROM REGISTRATION CLAIMED.

               Not applicable.

ITEM 8.        EXHIBITS.

               A list of exhibits included as part of this Registration Statement is set forth in the Exhibit Index appearing elsewhere herein and is incorporated herein by reference.

ITEM 9.        UNDERTAKINGS.

               (a) The undersigned registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                      (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                      (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

               (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

               (b) The undersigned registrant hereby undertakes, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or
Section 15(d) of the Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


                                 SIGNATURES

               Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on this 12th day of December, 2000.

                                              COACH, INC.


                                              By:  /s/ Lew Frankfort
                                                   ------------------------
                                                   Lew Frankfort
                                                   Chief Executive Officer

               Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on this 12th day of December, 2000.

               KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Keith Monda his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

               Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated and as of December 12, 2000.


               SIGNATURE                            TITLE

/s/ Lew Frankfort                          Chairman, Chief Executive Officer
-----------------------------              and Director
Lew Frankfort


/s/ Keith Monda                            Executive Vice President, Chief
-----------------------------              Operating Officer and Director
Keith Monda


/s/ Richard Randall                        Senior Vice President and Chief
-----------------------------              Financial Officer
Richard Randall


/s/ Gary Grom                              Director
-----------------------------
Gary Grom


/s/ Richard Oberdorf                       Director
-----------------------------
Richard Oberdorf


/s/ Michael Murphy                         Director
-----------------------------
Michael Murphy


/s/ Paul Fulton                            Director
-----------------------------
Paul Fulton


/s/ Joseph Ellis                           Director
-----------------------------
Joseph Ellis



                               EXHIBIT INDEX



EXHIBIT NO.         DESCRIPTION OF EXHIBIT

4.1 Articles of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Company's
                    Registration Statement filed on Form S-1 (Registration No. 333-39502)).

4.2 Bylaws of the Company (incorporated by reference to Exhibit 3.2 to the Company's Registration Statement filed on Form S-1 (Registration No. 333-39502)).

4.3 Form of certificate representing shares of Common Stock (incorporated by reference to Exhibit 4.1 to the Company's Registration Statement on Form S-1
                    (Registration No. 333-39502)).

5.1* Opinion and consent of Ballard Spahr Andrews & Ingersoll, LLP, special counsel to Coach.

23.1*               Consent of Ballard Spahr Andrews & Ingersoll, LLP
                    (included in Exhibit 5.1).

23.2*               Consent of Arthur Andersen, LLP.

24.1                Power of Attorney (included on the signature page hereto).

99.1 Coach, Inc. 2000 Stock Incentive Plan (incorporated by reference to Exhibit 10.1 to the Company's Registration Statement filed on Form S-1 (Registration No. 333-39502)).

99.2 Coach, Inc. 2000 Non-Employee Director Stock Plan (incor porated by reference to Exhibit 10.4 to the Company's Registration Statement filed on Form S-1 (Registration No. 333-39502)).

99.3 Coach, Inc. Executive Deferred Compensation Plan (incorporated by reference to Exhibit 10.2 to the Company's Registration Statement filed on Form S-1 (Registration No. 333-39502)).

99.4 Coach, Inc. Non-Qualified Deferred Compensation Plan for Outside Directors (incorporated by reference to Exhibit 10.5 to the Company's Registration Statement filed on Form S-1 (Registration No. 333-39502)).

-------------------
* Filed herewith.